UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 2, 2003

                                EMCOR GROUP, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                       0-2315                11-2125338
      --------                       ------                ----------
(State or other jurisdiction of   (Commission File       (I.R.S. Employer
incorporation or organization)        Number)           Identification No.)


  301 Merritt Seven Corporate Park
         Norwalk, Connecticut                                 06851
(Address of principal executive offices)                    (Zip code)



(Registrant's telephone number, including area code)      203-849-7800

Item 5.       Other Events

     On October 2, 2003, EMCOR Group, Inc. issued a press release regarding a business alliance with Siemens Building Technologies, Inc. A copy of the press release is attached as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit No.                         Description of Exhibit

         99.1                                Press Release dated October 2, 2003

                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

99.1                               Press release issued by EMCOR Group, Inc.
                                   on October 2, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              EMCOR Group, Inc.

                                 By:       /s/ Frank T. MacInnis
                                           ---------------------
                                               Frank T. MacInnis
                                     Chairman of the Board of Directors
                                        and Chief Executive Officer

Date:         October 2, 2003

                                                                   Exhibit 99.1
                       SIEMENS AND EMCOR FORM ALLIANCE FOR
                   BUILDING PERFORMANCE SOLUTIONS AND SERVICES

        Customers will benefit from combined expertise and specialization

BUFFALO GROVE, IL and NORWALK, CT - October 2, 2003 - Siemens Building Technologies, Inc., and EMCOR Facilities Services, Inc., a wholly owned subsidiary of EMCOR Group, Inc. (NYSE: EME), have entered into a mutually beneficial alliance that will benefit customers of both companies by providing the industry's most comprehensive offering of building performance technologies, solutions and services.

As part of the alliance arrangement, the parties have entered into an agreement for EMCOR to purchase Siemens' Facilities Management Services ("FMS") business in the United States. The Siemens FMS business provides facilities services to single buildings and corporate campuses throughout the United States. Financial details of the transaction were not disclosed.

EMCOR Facilities Services is a premiere supplier of mobile and on-site building operations and maintenance services and facilities management services. EMCOR Facilities Services currently provides services to customers in over 850 million square feet of space worldwide.

Siemens Building Technologies provides building infrastructure solutions for comfort, life safety, security systems and energy efficiency, optimizing both building performance and operating cost. The company manufactures and markets
building  controls,   and  fire  protection  and  security  systems  for  civic, commercial and industrial properties, specializing in education, healthcare, government, and high-tech manufacturing facilities, as well as campus-style corporate complexes.

"For customers looking to outsource a broad range of facilities services, the Siemens-EMCOR alliance will be able to bundle the best and most comprehensive solution available," said Stan Kunka, President & Chief Executive Officer of Siemens Building Technologies, Inc. "The alliance will pool its knowledge and expertise in order to provide customers with improved value, increased efficiencies and, overall better facilities performance," Kunka added.

"Customers are looking for strategic partners that can offer single source facilities solutions," said Frank T. MacInnis, Chairman and Chief Executive Officer of EMCOR Group, Inc. "Combining Siemens' broad range of building technology product solutions with EMCOR's portfolio of comprehensive facilities services creates an end-to-end building management resource for facility owners. In addition, both organizations have strong commitments to provide complete customer satisfaction."

Siemens and EMCOR expect the alliance to open up revenue growth for both companies by capitalizing on each other's market presence. Siemens will be introduced to EMCOR's customer base, and vice versa.

Kunka added, "The alliance will give Siemens the opportunity to enhance its "Best Total Solution" capabilities by allowing the company to focus on its core competency of providing advanced building performance technologies, while offering its customers state-of-the-art facilities management services from EMCOR."

"Both companies gain a stronger competitive position as a result of the alliance," said EMCOR's MacInnis. "Together, EMCOR and Siemens will be a powerful force in the marketplace for making buildings work for customers."

Headquartered in Buffalo Grove, Ill., Siemens Building Technologies, Inc. is one of 14 Siemens operating companies in the United States and is a leading single-source provider of cost-effective facility performance solutions for the comfort, life safety, and security of some of the most technically advanced buildings in the world. In North America, SBT employs 8,500 people and provides local service from more than 100 locations coast-to-coast.

EMCOR Group, Inc. is a Fortune 500(R) leader in the design, installation, operations and maintenance of mechanical and electrical systems, facilities and mission critical services for a diverse range of businesses globally. With annual revenues of over $4 billion, the Company has approximately 26,000 employees at over 70 operations in more than 140 locations across the United States, Canada, the United Kingdom and selected global operations.

================================================================================


For  more   information  on  Siemens   Building   Technologies,   please  visit:
www.sbt.siemens.com.

Additional information on EMCOR Group and its Facilities Services business can be found at: www.emcorgroup.com.

This release may include "forward looking statements." These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.